                                                             Exhibit 4.10

                       FIFTH AMENDMENT, WAIVER AND CONSENT

THIS FIFTH AMENDMENT, WAIVER AND CONSENT, dated as of February 28, 2002 (this "Amendment, Waiver and Consent"), amends, and is given with respect to, the Post-Confirmation Credit Agreement dated as of October 20, 2000, as amended by the First Amendment dated as of March 14, 2001 (the "First Amendment"), the Second Amendment and Waiver dated as of July 23, 2001 (the "Second Amendment"), the Third Amendment and Consent dated as of October 31, 2001 (the "Third Amendment") and the Fourth Amendment and Consent dated as of February 8, 2002 (the "Fourth Amendment") (as so amended, the "Credit Agreement"), among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), various subsidiaries thereof (together with the Company, the "Borrowers"), various financial institutions as lenders (the "Lenders"), AMSOUTH BANK, as a Lender and as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO BANK N.V., as a Lender, as issuing lender and as administrative agent for the Lenders (the "Administrative Agent", and together with the Documentation Agent, the "Agents").

WHEREAS, an Event of Default under Section 12.1.5 of the Credit Agreement has occurred and is continuing as a result of the failure of the Borrowers to comply with the provisions of Sections 10.6.5 and 10.20 of the Credit Agreement (the "Existing Events of Default");

WHEREAS, the Borrowers have requested that the Lenders (i) waive the Existing Events of Default, (ii) consent to an extension of the Credit Agreement's scheduled delivery date for (x) the annual audit report of the Company and its Subsidiaries in respect of Fiscal Year 2001 and (y) related documentation required under the Credit Agreement, (iii) agree to amend the EBITDA level in the Credit Agreement for the Computation Period ended November 30, 2001 and (iv) agree to certain other modifications and amendments, as hereinafter set forth; and

WHEREAS the Lenders are willing to agree to such waiver, give such consent and agree to such modifications and amendments, but only on and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. WAIVER. In reliance on the representations and warranties set forth in this Amendment, Waiver and Consent and subject to satisfaction of the conditions set forth in Section 7 hereof, effective as of the Effective Date, the Lenders hereby (i) waive the Existing Event of Default under Section 10.20 resulting from failure of the Borrowers to comply with the limitations of subparagraph (o)(ii) thereof (but solely to the extent such Existing Event of Default shall not exist after giving effect to the amendment set forth in
Section 3(g) hereof) and (ii) waive, but solely for the period commencing on the Effective Date and ending on April 15, 2002, the Existing Event of Default under
Section 10.6.5 resulting from the failure of the Borrowers to comply therewith for the Computation Period ended on February 28, 2002, it being understood and agreed that the waiver under this subpart (ii) is solely a limited waiver and shall expire on April 15, 2002 without further deed or act of any party, and that thereafter such Event of Default shall exist as if such waiver had not occurred and the rights and remedies of the Agents and the Lenders arising as a result thereof under the Credit Agreement and the other Loan Documents shall not be prejudiced and are hereby expressly preserved.

SECTION 2. CONSENT. In reliance on the representations and warranties set forth in this Amendment, Waiver and Consent and subject to satisfaction of the conditions set forth in Section 7 hereof, effective as of the Effective Date:

     (a) The Lenders hereby consent to the extension of the date by which the Borrowers are required, pursuant to Section 10.1.1 of the Credit Agreement, to deliver to the Administrative Agent (x) the annual audit report of the Company and its Subsidiaries in respect of Fiscal Year 2001, audited by the Company's independent accountants, and (y) the written statement from such accountants described in such subsection, from February 28, 2002 to April 15, 2002; provided that any failure by the Borrowers to deliver such audited report and statement by April 15, 2002 shall constitute an Event of Default under the Credit Agreement on such date, without any notice, additional passage of time or other grace or cure period whatsoever; and

     (b)  The Lenders hereby agree to modify their consent given in subparagraph
          (a) of Section 1 of the Third Amendment as follows: (i) the reference therein to a maturity date of "October 31, 2006" shall instead refer to a maturity date of "April 30, 2007" and (ii) the phrase therein "repaid in full" shall instead read "repaid or otherwise satisfied in full".

SECTION 3. AMENDMENTS TO CREDIT AGREEMENT. In reliance upon the representations and warranties set forth in this Amendment, Waiver and Consent and subject to satisfaction of the conditions set forth in Section 7 hereof, the Borrower and the Lenders hereby agree to the following amendments:

     (a) The definition of "Net Cash Proceeds" set forth in Section 1.1 ("Definitions") of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subparagraph (b) thereof, (ii) replacing the period at the end of subparagraph (c) thereof with a semi-colon followed by the word "and" and (iii) adding a new subparagraph (d) thereof to read in its entirety as follows:

          "(d) with respect to the receipt by the Company of any Schlumberger Proceeds, net of direct legal costs and expenses incurred in connection therewith.

     (b)  The following definition is hereby added to Section 1.1
          ("Definitions") of the Credit Agreement:

          "`Schlumberger Proceeds' means cash proceeds received by the Company or any Subsidiary in connection with claims or counterclaims by the Company or by any Subsidiary against Schlumberger Limited or any affiliate thereof (it being understood that any such cash proceeds received in any arbitration or proceeding shall be net of any recoveries paid by the Company or any Subsidiary to Schlumberger Limited or its affiliate in such arbitration or proceeding)."

     (c)  Section 6.2.2 ("Mandatory Prepayments") is hereby amended as follows:

          (i)  to add a new subclause (a)(vii) thereof to read as follows:

               "(vii) Concurrently with the receipt of any Net Cash Proceeds from any Schlumberger Proceeds, in an amount equal to 100% of such Net Cash Proceeds."; and


                                       2



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          (ii) to restate the second full paragraph of clause (a) thereof to read in its entirety as follows:

               "Subject to the second sentence of Section 7.2, all Designated Proceeds shall be applied to the Loans as follows: (1) as to any Designated Proceeds comprising the first $20,000,000 of Designated Proceeds received by the Company or its Subsidiaries in the aggregate after February 28, 2002 (all such Designated Proceeds, "Primary Proceeds"), to prepay Tranche A Term Loans and
               (2) as to all Designated Proceeds other than Primary Proceeds, if any, first, 50% to prepay the Tranche A Term Loans and 50% to prepay the Tranche B Term Loans until all Term Loans are paid in full, and second, after payment in full of the Term Loans, to prepay the Special Loans until the Special Loans are paid in full; provided, however, that, in the case of any Mandatory Prepayment Event described in clause (i), (ii) or (vii) above, the Designated Proceeds of such Mandatory Prepayment Event shall be applied first to prepay the Revolving Loans (without a concurrent reduction in the Revolving Commitment Amount) (x) in the case of any Mandatory Prepayment Event described in clause
               (i) or (ii), to the extent necessary to eliminate any Borrowing Base Shortfall caused by such Mandatory Prepayment Event and (y) in the case of any Mandatory Prepayment Event described in clause
               (vii), in an amount (provided it is a positive number) equal to
               (A) $10,000,000 minus (B) the excess, if any, of the maximum amount available to be borrowed under Section 2.1.1 over the Revolving Outstandings, and, in each case, to the extent of such application to the Revolving Loans, such Designated Proceeds shall be disregarded for purposes of calculating the amount of Primary Proceeds received under clause (1) of this sentence (and after such application to the Revolving Loans, such Designated Proceeds shall be applied as set forth in clauses (1) and (2) of this sentence).";

     (d) Section 10.1.1 ("Annual Report") of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          "10.1.1 Annual Report.Promptly when available and (except for the annual report in respect of Fiscal Year 2001, which report shall be due on April 15, 2002) in any event within 90 days after the close of each Fiscal Year (or such earlier date as such information shall be required to be filed with the SEC or any similar governmental authority): (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, audited by Ernst & Young LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Lenders, which audit report shall be unqualified as to going concern or scope of audit, shall contain no other material qualifications or exceptions and shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries on a consolidated basis and the results of operations and cash flows as at the dates and for the periods indicated in accordance with GAAP consistently applied, together with a written statement from such independent auditors to the effect that in making the examination necessary for the signing of such annual audit report by such independent auditors, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7 or 10.9 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such

                                       3

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          provision, describing such non-compliance in reasonable detail; and
          (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of operations and a consolidated statement of cash flows for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer, Controller or Finance Director of the Company.";

     (e) Section 10.1.7 of the Credit Agreement is hereby amended to add a new subsection (d) thereof to read in its entirety as follows:

          "(d) By no later than March 29, 2002, a detailed outline of the Company's proposed plan of recapitalization and restructuring of the balance sheets of the Company and its Subsidiaries, which outline shall contain a specific list of steps to achieve such plan and a timetable showing the dates by which such steps shall be implemented, all in form and substance satisfactory to the Administrative Agent.";

     (f) Section 10.6.5 of the Credit Agreement is hereby amended, effective as of November 30, 2001, to replace the amount set forth opposite the date "November 30, 2001" with the amount "$20,400,000"; and

     (g) Subparagraph (o) of Section 10.20 is hereby amended by (i) replacing the amount "$38,900,000" with the amount "$41,100,000" and (ii)
          replacing the amount "$4,300,000" with the amount "$4,350,000".

SECTION 4. LOANS, LETTERS OF CREDIT NOT REQUIRED. In consideration of the waiver, consent and amendments hereinabove set forth, and notwithstanding any provision to the contrary set forth in the Credit Agreement or any of the other Loan Documents, each of the Borrowers hereby acknowledges and agrees that: (a) no Lender is required or otherwise obligated to make, and no Borrower shall request that any Lender make, any Loan or otherwise extend credit to any Borrower and (b) the Issuing Lender and the Lenders are not required or otherwise obligated to issue, and no Borrower shall request that the Issuing Lender or any Lender issue, any Letters of Credit other than Letters of Credit (or renewals thereof) issued to renew Letters of Credit outstanding on the date hereof in accordance with the requirements of Section 2.3 of the Credit Agreement; except in either case to the extent that after giving effect to such Loan or issuance of Letter of Credit, the aggregate Revolving Outstandings shall not exceed the lesser of: (i) $35,831,000 and (ii) the Borrowing Base. This
Section 3 shall amend and restate in its entirety the covenant and agreement of the parties set forth in Section 3 of the Second Amendment in regard to the Credit Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Lenders to enter into this Amendment, Waiver and Consent, the Borrowers, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Agents and the Lenders that, after giving effect to this Amendment, Waiver and Consent:

     (a) the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);

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

     (b) no Event of Default or Unmatured Event of Default will exist after giving effect to this Amendment, Waiver and Consent;

     (c) the execution and delivery by the Borrowers of this Amendment, Waiver and Consent and the performance by the Borrowers of their obligations under the Credit Agreement and the other Loan Documents (i) are within the corporate or limited liability company, as applicable, powers of each Borrower, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) have received all necessary approvals from all governmental authorities having jurisdiction over any Borrower and (iv) do not and will not conflict with any provision (x) of any law, rule, regulation, requirement, administrative order, decree or agreement that is binding on the Company or any of its Subsidiaries or to which any of their property is subject or (y) of the certificate of incorporation or bylaws or other organizational documents of any Borrower;

     (d) the Credit Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

     (e)  as of the Effective Date,

          (i) the authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 5,000,000 Special Shares; of the Special Shares, as of the Fifth Amendment Effective Date, 1,700,000 shares of ESOP Preferred Stock have been designated and 25,000 shares of Lender Preferred have been designated. Of the authorized capital stock of the Company (assuming no Warrant is exercised), 4,127,915 shares of Common Stock, 960,000 (including treasury shares) shares of ESOP Preferred Stock (convertible to Common Stock pursuant to the terms of the Restated Charter) and 10,000 shares of Lender Preferred are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. Furthermore, the outstanding warrants to purchase Common Stock of the Company consist solely of (x) 678,334 Series A Warrants to purchase shares of Common Stock, no par value, at the exercise price of $0.01; (y) 555,556 Series B Warrants to purchase shares of Common Stock, no par value, at the exercise price of $30.00; and (z) 549,451 Series C Warrants to purchase shares of Common Stock, no par value, at the exercise price of $49.46; and

          (ii) except as set forth on Schedule 9.24 to the Credit Agreement and except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character created by or binding upon the Company or to which the Company is a party relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no preemptive or other preferential rights

                                       5

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               applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company;

     (f) as of February 28, 2002, (i) the aggregate outstanding principal balance of the Tranche A Term Loans is $33,087,129.43, (ii) the aggregate outstanding principal balance of the Tranche B Term Loans is $100,668,187.44, (iii) the aggregate outstanding principal balance of the Special Loans is $124,147,189.00 and (iv) the aggregate Revolving Outstandings are $30,537,401.14, including the Stated Amount of all Letters of Credit in the aggregate amount of $2,537,401.14; and

     (g) the obligation of the Borrowers and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

SECTION 6. LIMITED AMENDMENT, WAIVER AND CONSENT. This Amendment, Waiver and Consent shall be limited precisely as written and shall not be deemed (i) to be an amendment, waiver or modification of, or a consent granted pursuant to, any other term or condition of the Credit Agreement, any Loan Document or any of the instruments or agreements referred to in such documents, or, except as expressly set forth in Section 1 above, a waiver of any Unmatured Event of Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders or (ii) to prejudice any other right or rights that the Agents or the Lenders may now or in the future have under or in connection with the Credit Agreement, any other Loan Document or any instruments or agreements referred to therein.

SECTION 7. EFFECTIVENESS. The waiver set forth in Section 1 above, the consents set forth in Section 2 above and the amendments and agreements set forth in
Section 3 and Section 4 above shall become effective as of the date hereof (the "Effective Date"), subject to satisfaction of the following conditions (unless waived in writing by the Administrative Agent or the requisite Lenders pursuant to the Credit Agreement, as the case may be):

     (a)  receipt by the Administrative Agent of:

          (i) counterparts of this Amendment, Waiver and Consent fully executed by the Borrowers and the requisite Lenders pursuant to the Credit Agreement;

          (ii) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries for the Fiscal Quarter and the Fiscal Year ended November 30, 2001, together with (x) unaudited consolidated statements of operations and cash flows for such Fiscal Quarter and Fiscal Year, (y) a comparison with the corresponding periods of Fiscal Year 2000 and (z) a comparison with the corresponding periods of the Budget for Fiscal Year 2001, all certified by the Chief Financial Officer, Controller or Finance Director of the Company;

          (iii) a counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit 1 hereto, fully executed by each Loan Party; and

          (iv) such other documents as the Administrative Agent or any Lender may reasonably request;

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     (b)  all legal matters in connection with this Amendment, Waiver and
          Consent, the Credit Agreement and the other Loan Documents shall be reasonably satisfactory to Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent;

     (c) in immediately available funds, payment of all outstanding amounts that have been invoiced by or on behalf of the Administrative Agent and unpaid as of the date hereof with respect to all reimbursable fees, charges or expenses payable in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, all Attorney Costs of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, all fees and disbursements of FTI Policano & Manzo, financial advisor to such counsel, and all amounts due and payable pursuant to Section 7.5; and

     (d) upon the effectiveness of this Amendment, Waiver and Consent, (i) the representations and warranties in this Amendment, Waiver and Consent are true and correct in all material respects on and as of the Effective Date, (ii) no Event of Default shall have occurred and be continuing and (iii) no Unmatured Event of Default shall occur or be continuing.

Except as provided in Section 8 below, this Amendment, Waiver and Consent shall be of no force and effect if the preceding conditions have not been satisfied by April 4, 2002.

For purposes of determining compliance with the conditions specified in this
Section 7, each Lender that has executed this Amendment, Waiver and Consent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent and the requisite Lenders pursuant to the Credit Agreement.

SECTION 8. MISCELLANEOUS.

     8.1 Continuing Effectiveness, etc. The Credit Agreement and the other Loan Documents shall remain in full force and effect after giving effect to this Amendment and are hereby ratified and confirmed in all respects. After the Effective Date, all references to the "Credit Agreement" or similar terms in the Credit Agreement, the Notes, each other Loan Document and any similar document shall refer to the Credit Agreement as hereby amended and as previously amended, modified or supplemented. This Amendment, Waiver and Consent shall constitute a Loan Document as defined in the Credit Agreement, and the provisions of this Amendment, Waiver and Consent may be amended, modified or supplemented, or any provision hereof waived, only in accordance with and subject to the provisions of the Credit Agreement.

     8.2 Reaffirmation of Security Interest. Each of the Borrowers hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Amendment, Waiver and Consent, and the obligations secured thereby and thereunder shall include Borrowers' obligations under the Credit Agreement as amended by this Amendment, Waiver and Consent. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

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     8.3 Further Assurances. Each of the Loan Parties expressly acknowledges and agrees (i) to enter into such other or further documents, and to take such other or further actions that may be necessary, or, in the opinion of the Administrative Agent, desirable, to perfect, preserve or protect the liens and security interests created under the Loan Documents and (ii) to grant liens on such other or further property or assets of the Loan Parties not currently encumbered to secure all obligations of the Loan Parties as the Administrative Agent may require; provided that no Loan Party shall have any obligation to grant liens on any such other or further property to the extent that such Loan Party can demonstrate, to the reasonable satisfaction of the Administrative Agent, that the granting of such lien would have a material and adverse tax consequence to the Loan Parties.

     8.4 Counterparts. This Amendment, Waiver and Consent may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment, Waiver and Consent. Delivery of an executed counterpart of a signature page of this Amendment, Waiver and Consent by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment, Waiver and Consent.

     8.5 Expenses. The Company agrees that its obligations set forth in Section
14.6 of the Credit Agreement to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) shall extend to the preparation, execution and delivery of this Amendment, Waiver and Consent and any other documentation contemplated hereby (whether or not this Amendment, Waiver and Consent becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, and FTI Policano & Manzo, financial advisor to such counsel.

     8.6 GOVERNING LAW. THIS AMENDMENT, WAIVER AND CONSENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK.

     8.7 Successors and Assigns. This Amendment, Waiver and Consent shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns and shall inure to the benefit of the Borrowers, the Lenders and the Agents and their respective successors and assigns; provided that no Borrower shall have any right to assign this Amendment, Waiver and Consent except to the extent permitted by the first sentence of Section 14.9.1 of the Credit Agreement.

     8.8 Consultation with Advisors. The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment, Waiver and Consent. This Amendment, Waiver and Consent shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Amendment, Waiver and Consent or any part hereof to be drafted.

     8.9 Entire Agreement. This Amendment, Waiver and Consent sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. Each of the parties hereto acknowledges that, except as otherwise expressly stated in this Amendment, Waiver and Consent, no representations, warranties or commitments, express or implied, have been made by any party to any other party with respect to the subject matter of this Amendment, Waiver and Consent. None of the terms or conditions of this Amendment, Waiver and Consent may be changed, modified, waived or canceled, orally or otherwise, except as provided in the Credit Agreement.

     8.10 Enforceability. Should any one or more of the provisions of this Amendment, Waiver and Consent be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     8.11 Invalidity; Severability. Whenever possible, each provision of this Amendment, Waiver and Consent shall be interpreted in such manner as to be effective and valid under all applicable laws, rules and regulations. Any provision of this Amendment, Waiver and Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.12 Headings. The headings of this Amendment, Waiver and Consent are for the purpose of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment, Waiver and Consent.

     8.13 Definitions. Capitalized terms used in this Amendment, Waiver and Consent that are not defined herein but are defined in the Credit Agreement shall have the meaning given to such terms in the Credit Agreement.

SECTION 9. RELEASE OF CLAIMS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF SUCH BORROWER TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER OR ANY OF THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT, WAIVER AND CONSENT IS EXECUTED, THAT SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT, WAIVER AND CONSENT. THE RELEASES AND DISCHARGES IN THIS SECTION 9 SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT, WAIVER AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

  [Remainder of page intentionally left blank; signatures on following pages.]

     Delivered as of the day and year first above written.

                                       TOKHEIM CORPORATION

                                       By
                                          --------------------------------------
                                       Title President and CEO

                                       By
                                          --------------------------------------
                                       Title General Counsel and Secretary

                                       GASBOY INTERNATIONAL, INC.

                                       By
                                          --------------------------------------
                                       Title President

                                       TOKHEIM INVESTMENT CORP.

                                       By
                                          --------------------------------------
                                       Title President

                                       MANAGEMENT SOLUTIONS, INC.

                                       By
                                          --------------------------------------
                                       Title General Manager

                                       SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                       By
                                          --------------------------------------
                                       Title President

                                       TOKHEIM SERVICES LLC

                                       By
                                          --------------------------------------
                                       Title Manager

                                       TOKHEIM RPS, LLC

                                       By
                                          --------------------------------------
                                       Title Manager



             SIGNATURE PAGE TO TOKHEIM FIFTH AMENDMENT AND CONSENT

                                       ABN AMRO BANK N.V., as Administrative
                                       Agent, as Issuing Lender and as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       AMSOUTH BANK, as Documentation Agent and as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       BANK ONE, INDIANA, NATIONAL ASSOCIATION, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       CREDIT LYONNAIS NEW YORK BRANCH, as a
                                       Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       CREDIT AGRICOLE INDOSUEZ, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       BEAR, STEARNS & CO., INC., as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       BANKERS TRUST COMPANY, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------



             SIGNATURE PAGE TO TOKHEIM FIFTH AMENDMENT AND CONSENT

                                       SENIOR DEBT PORTFOLIO, as a Lender

                                       By: Boston Management and Research, as
                                           Investment Advisor

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       EATON VANCE SENIOR INCOME TRUST, as a
                                       Lender

                                       By: Eaton Vance Management, as Investment
                                           Advisor

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       OXFORD STRATEGIC INCOME FUND, as a Lender

                                       By: Eaton Vance Management, as Investment
                                           Advisor

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       EATON VANCE INSTITUTIONAL SENIOR LOAN
                                       FUND, as a Lender

                                       By: Eaton Vance Management, as Investment
                                           Advisor

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       CREDIT INDUSTRIEL ET COMMERCIAL, as a
                                       Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       FINOVA CAPITAL CORPORATION, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------



             SIGNATURE PAGE TO TOKHEIM FIFTH AMENDMENT AND CONSENT

                                       BANK PEKAO SA (FORMERLY KNOWN AS BANK
                                       POLSKA KASA OPIEKI S.A., NEW YORK
                                       BRANCH), as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       OCTAGON INVESTMENT PARTNERS II, LLC, as a
                                       Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       OAKTREE CAPITAL MANAGEMENT, LLC, as agent and on behalf of certain funds and accounts, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       ARES LEVERAGED INVESTMENT FUND II, L.P., as a Lender

                                       By: ARES Management II, L.P., its General
                                           Partner

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       WHIPPOORWILL/TOKHEIM OBLIGATIONS
                                       TRUST-2000, as a Lender

                                       By: Whippoorwill Associates,
                                           Incorporated, as its investment
                                           representative and advisor

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       BARCLAYS BANK PLC, as a Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------

                                       GOLDMAN SACHS CREDIT PARTNERS L.P., as a
                                       Lender

                                       By
                                          --------------------------------------
                                       Title
                                             -----------------------------------



             SIGNATURE PAGE TO TOKHEIM FIFTH AMENDMENT AND CONSENT

                                    EXHIBIT 1
                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS

                                February 28, 2002

ABN AMRO Bank N.V., as Administrative Agent and the other parties to the Credit Agreement referred to below

                       Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

     Each of the undersigned acknowledges that the Borrowers, the Lenders and the Agents have executed the Fifth Amendment, Waiver and Consent dated as of the date hereof (the "Amendment, Waiver and Consent") given under the Post-Confirmation Credit Agreement dated as of October 20, 2000 (as amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     Each of the undersigned hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by the Amendment, Waiver and Consent, and the obligations secured thereby and thereunder shall include Borrowers' obligations under the Credit Agreement as amended by the Amendment, Waiver and Consent. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

     Each of the undersigned hereby (i) confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment, Waiver and Consent, (ii) acknowledges and agrees that its obligations under the Loan Documents are absolute and unconditional, and that it does not have any right of setoff, recoupment, claim, counterclaim or defense of any kind or nature whatsoever that can be asserted to reduce or eliminate such obligations or to seek affirmative relief or damages of any kind or nature from any Agent or any Lender, or any of their predecessors, agents, employees, successors and assigns, (iii) reaffirms and admits the validity and enforceability of the Loan Documents and the Liens in the Collateral granted pursuant to the Loan Documents or otherwise and (iv) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE AMENDMENT, WAIVER AND CONSENT IS EXECUTED, THAT IT MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, OR SUCH

                                   EXHIBIT 1

AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THE AMENDMENT, WAIVER AND CONSENT. THE RELEASES AND DISCHARGES IN THIS LETTER AGREEMENT SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THE AMENDMENT, WAIVER AND CONSENT ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

     This letter agreement may be signed in counterparts and by the various parties hereto on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this letter agreement.

     This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                       TOKHEIM CORPORATION

                                       By
                                          --------------------------------------
                                       Title President and CEO

                                       By
                                          --------------------------------------
                                       Title General Counsel and Secretary

                                       GASBOY INTERNATIONAL, INC.

                                       By
                                          --------------------------------------
                                       Title President

                                       TOKHEIM INVESTMENT CORP.

                                       By
                                          --------------------------------------
                                       Title President

                                       MANAGEMENT SOLUTIONS, INC.

                                       By
                                          --------------------------------------
                                       Title General Manager

                                       SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                       By
                                          --------------------------------------
                                       Title President

                               EXHIBIT 1--Page 2

                                       TOKHEIM SERVICES LLC

                                       By
                                          --------------------------------------
                                       Title Manager

                                       TOKHEIM RPS, LLC

                                       By
                                          --------------------------------------
                                       Title Manager

                               EXHIBIT 1--Page 3